Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (date of earliest event reported):

October 6, 2008

NaturalNano, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place

Pittsford, New York 14534

(Address of principal executive offices)

(585) 267-4850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant

On October 6, 2008, NaturalNano, Inc. (the “Company”), filed a Certificate of Designation Of Rights, Preferences, Designations, Qualifications and Limitations of the Series C Preferred Stock (the “Series C Designation”) with the Secretary of State of the State of Nevada, and prepared a preferred stock certificate for delivery to Platinum Long Term Growth IV, LLC, evidencing 4,250,000 shares of Series C Convertible Preferred Stock of the Company. On October 6, 2008, the Company also filed a Certificate of Designation Of Rights, Preferences, Designations, Qualifications and Limitations of the Series B Preferred Stock (the “Series B Designation”) with the Secretary of State of the State of Nevada, and prepared a preferred stock certificate for delivery to Longview Special Funding, Inc., evidencing 750,000 shares of Series B Convertible Preferred Stock of the Company.

Each share of the Series B Convertible Preferred Stock, and each share of Series C Convertible Preferred Stock is convertible into 160 shares of the Company’s common stock and votes on as as-converted (with each share having 160 votes). However, the Series B Designation limits the holder’s right to convert its Series B Convertible Preferred Stock, and the aggregate voting power attributable to its Series B Convertible Preferred Stock, to no more than 4.99% of the votes attributable to the total outstanding common shares. Accordingly, the votes attributable to the Series B Convertible Preferred constitutes 4.99% of the aggregate votes attributable to the Company’s outstanding shares (on an as converted basis) and the votes attributable to the Series C Convertible Preferred Stock, therefore, represent approximately 86.74% of the aggregate votes attributable to the Company’s outstanding shares (on an as converted basis), and the votes Series B Convertible Preferred and the Series C Convertible Preferred, voting together represent approximately 91.73% of the aggregate votes attributable to the Company’s outstanding shares (on an as converted basis).

Item 9.01 Exhibits.

Exhibit Number	Description

4.1

Certificate Of Designation Of Rights, Preferences, Designations, Qualifications And Limitations

Of The Series B Preferred Stock, incorporated by reference to Exhibit 4.1 of Form 8-K filed with the Securities and Exchange Commission on October 3, 2008.

4.2

Certificate Of Designation Of Rights, Preferences, Designations, Qualifications And Limitations

Of The Series C Preferred Stock, incorporated by reference to Exhibit 4.2 of Form 8-K filed with the Securities and Exchange Commission on October 3, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/Kent Tapper
Date: October 8, 2008	Kent A. Tapper
Chief Financial Officer